Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated July 7, 2017, by and between Mastech Digital, Inc., a Pennsylvania corporation (the “Company”) and Ashok K. Trivedi, an individual and resident of Pennsylvania, as trustee of the Ashok K. Trivedi Revocable Trust, (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, shares of Common Stock (as defined below), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquisition” shall have the meaning set forth in Section 4.4 of this Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person (as such terms are used in and construed under Rule 405 of the Securities Act).

“Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation, as amended from time to time.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date pursuant to Section 2 of this Agreement.

“Closing Date” means the date the Acquisition closes.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning set forth in Section 5.6 of this Agreement.

“Independent Committee” shall have the meaning set forth in Section 4.6 of this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to, individually or in the aggregate, have a material adverse effect on (a) the enforceability of any Transaction Document, (b) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, or (c) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination, other than any such change, effect, event or circumstance, including, without limitation, any change in the stock price or trading volume of the Common Stock, that resulted exclusively from (i) any change in the United States or foreign economies or securities, banking or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, including, without limitation, any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, (ii) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (iii) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such natural disasters, hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (iv) general political conditions, (v) any action taken by Purchaser, its Affiliates or its or their permitted successors and assigns with respect to the transactions contemplated by this Agreement, (vi) the effect of any changes in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, and (vii) any change resulting from compliance with the terms of this Agreement or the consummation of the transactions contemplated by this Agreement, including, without limitation, the public announcement of the Acquisition and the transactions contemplated by this Agreement.

“Per Share Purchase Price” means the greater of (i) $7.00 per share of Common Stock or (ii) the closing price of the Common Stock on the NYSE MKT on the second Trading Day from and including the date of filing with the SEC a Current Report on Form 8-K announcing the execution of this Agreement and the Acquisition.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Press Release” shall have the meaning set forth in Section 7.1 of this Agreement.

“Purchaser Indemnitee” shall have the meaning set forth in Section 7.5 of this Agreement.

“Registration Rights Agreement” means that certain registration rights agreement by and among the Company, Purchaser, and The Revocable Declaration of Trust of Sunil Wadhwani, in substantially the form attached hereto as Exhibit A.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 5.6 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

“Subscription Amount” means Three Million Dollars ($3,000,000) in United States dollars and in immediately available funds.

“Subsidiary” means any corporation, partnership or other entity of which the Company directly or indirectly owns more than fifty percent (50%) of its outstanding equity securities.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which (and if) the Common Stock is listed or quoted for trading on the date in question: (i) the NYSE MKT; (ii) the NASDAQ Capital Market; (iii) the NASDAQ Global Market; (iv) the NASDAQ Global Select Market; or (v) the New York Stock Exchange.

“Transaction Documents” means this Agreement and any other documents or agreements executed and delivered to Purchaser in connection with the transactions contemplated hereunder.

ARTICLE II

PURCHASE AND SALE

2.1 Subscription. Purchaser irrevocably subscribes for and agrees to purchase on the Closing Date the number of Shares equal to the Subscription Amount divided by the Per Share Purchase Price and for the Subscription Amount as set forth on the Subscription Form attached hereto (collectively, the “Shares”).

2.2 Sale of Shares. On the Closing Date, the Company agrees to issue and sell the Shares to Purchaser in exchange for the payment of the Subscription Amount.

2.3 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to Purchaser the following:

(i) a certificate or evidence of book-entry notation, registered in the name of Purchaser or its designated nominee, representing the Shares to be issued and delivered to Purchaser directly or to Purchaser’s designated broker-dealer account, against payment in full by Purchaser of the Subscription Amount;

(ii) a certificate, duly executed by an officer of the Company, dated as of the Closing Date certifying that the conditions specified in Section 4.1 have been fulfilled;

(iii) a certificate of the Secretary of State of the Commonwealth of Pennsylvania, dated not more than five business days prior to the Closing Date certifying that the Company is in good standing;

(iv) a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Company’s charter documents, (2) resolutions of the Independent Committee and the Company’s board of directors authorizing and approving the issuance of the Shares and other transactions contemplated by this Agreement, and (3) the incumbency of the officer authorized to execute this Agreement, setting forth the name and title and bearing the signatures of such officer;

(v) an executed copy of the Registration Rights Agreement;

(vi) an executed copy of the Additional Listing Application to be submitted to the NYSE MKT for the listing of the Shares on the NYSE MKT; and

(vii) a cross-receipt, dated the Closing Date, executed by the Company, to the effect that the Company has received the Subscription Amount for the Shares purchased by Purchaser.

(b) At the Closing, Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Subscription Amount by wire transfer of immediately available funds to an account designated by the Company in writing at least two business days prior to the Closing by the Company to Purchaser;

(ii) a certificate, duly executed by Purchaser, dated as of the Closing Date, certifying that the conditions specified in Section 3.1 have been fulfilled;

(iii) an executed copy of the Registration Rights Agreement; and

(iv) a cross-receipt, dated the Closing Date, executed by Purchaser to the effect that Purchaser has received the Shares purchased by Purchaser hereunder.

ARTICLE III

CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING

The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

3.1 Representations and Warranties. The representations and warranties made by Purchaser in Article VI hereof are, in all material respects, accurate and true as of the date hereof (unless made as of a specified date therein);

3.2 Performance. Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date; and

3.3 Closing Deliverables. Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing, the closing deliveries described in Section 2.3(b) of this Agreement.

ARTICLE IV

CONDITIONS TO PURCHASER’S OBLIGATIONS AT THE CLOSING

Purchaser’s obligation to complete the purchase of the Shares and to deliver the Subscription Amount to the Company shall be subject to the following conditions to the extent not waived by Purchaser:

4.1 Representations and Warranties. The representations and warranties made by the Company in Article V hereof are, in all material respects, accurate and true as of the date hereof (unless made as of a specified date therein);

4.2 Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date;

4.3 Closing Deliverables. The Company shall have delivered, or caused to be delivered, to Purchaser at the Closing, the closing deliveries described in Section 2.3(a) of this Agreement;

4.4 Completion of Acquisition. The Company shall have executed definitive agreements for its acquisition of InfoTrellis, Inc. and its Affiliates (the “Acquisition”) and issued a press release announcing the Acquisition, and such press release shall have been filed by the Company with the SEC as an exhibit to a Current Report on Form 8-K;

4.5 Stop Orders. No stop order, suspension of trading or delisting shall have been imposed by any Trading Market, the SEC or any other governmental regulatory body with respect to public trading in Common Stock, nor shall any stop order, suspension or delisting be threatened in writing by any Trading Market or the SEC;

4.6 Approval by Independent Committee. An independent committee of the Company’s board of directors (the “Independent Committee”) shall have approved the terms of the transactions contemplated by this Agreement and the other Transaction Documents and shall have authorized the Company to enter into and consummate the transactions contemplated by this Agreement and the other Transaction Documents; and

4.7 Satisfaction of Acquisition Closing Conditions. The closing conditions to consummate the Acquisition shall have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Reports, which shall qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties set forth below to Purchaser as of the date hereof and as of the Closing Date:

5.1 Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

5.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and each other Transaction Document to which it is a party, to issue the Shares, and to consummate the other transactions contemplated by this Agreement and each other Transaction Document to which it is a party. The execution and delivery of this Agreement and each other Transaction Document to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate consent or action is required to be obtained by the Company, its Board of Directors or its shareholders in connection therewith. This Agreement has been, and each Transaction Document to which the Company is a party will be upon delivery, duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.3 No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s Articles of Incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii) only, such as would not have or reasonably be expected to result in a Material Adverse Effect.

5.4 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person or other entity of any kind in connection with the execution, delivery and performance by the Company of the Transaction Documents, except (i) for any filings required to be made under applicable federal and state securities laws or under the applicable listing requirements of any Trading Market or (ii) where the failure to obtain any such consent, waiver, authorization or order, give any such notice or make any such filing or registration would not reasonably be expected to result in a Material Adverse Effect.

5.5 Issuance of the Shares. The Shares are duly authorized for issuance and sale pursuant to this Agreement and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Shares being issued pursuant to this Agreement will not be registered by the Company pursuant to the Securities Act at the Closing, provided, however that Purchaser will have certain registration rights with respect to the Shares as set forth in the Registration Rights Agreement.

5.6 SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to it. The financial statements of the Company included in the SEC Reports, together with the related notes and schedules thereto, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC and all other applicable rules and regulations with respect thereto as in effect at the time of filing. Such financial statements, together with the related notes and schedules, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.7 Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act.

5.8 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration.

5.9 No General Solicitation. Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

5.10 No Registration. The issuance, sale and delivery of the Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby makes the following representations and warranties set forth below to the Company as of the date hereof and as of the Closing Date:

6.1 Authority; Enforcement. This Agreement and each other Transaction Document to which Purchaser is a party have been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6.2 Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Such Purchaser acknowledges that it can bear the economic risk for an indefinite period and complete loss of its investment in the Shares and has sufficient knowledge and experience in financial or business matters generally that it is capable of evaluating the merits and risk of the investment contemplated hereby. Such Purchaser acknowledges that it has had an opportunity to review the Company’s publicly available information and other information provided to it. Based upon the information Purchaser has reviewed or received, it has independently made its own analysis and decision to enter into the Transaction Documents.

6.3 Restricted Securities. Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.

6.4 Investment Purpose. Purchaser is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Shares are not registered under the Securities Act, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

ARTICLE VII

OTHER AGREEMENTS OF THE PARTIES

7.1 Securities Laws Disclosure; Publicity. On the date of execution of this Agreement, the Company shall (a) issue a press release disclosing (i) the material terms of the transactions contemplated hereby promptly after the execution and delivery of this Agreement and (ii) the execution of the definitive agreement for the Acquisition (the “Press Release”), and (b) file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and the Acquisition in such form and with such content as the Company deems reasonable and appropriate to comply with applicable securities laws. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and, except as may be required by law, neither the Company nor Purchaser shall issue any such press release without the prior consent of the other party.

7.2 Use of Proceeds. The Company intends on using the proceeds from the offering to finance the Acquisition and for other general corporate purposes previously disclosed to Purchaser.

7.3 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market.

7.4 Agreement Not to Sell Shares for 180 Days. Purchaser agrees that during the 180 day period beginning on the Closing Date, Purchaser (i) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, hypothecate, pledge, borrow or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock owned by Purchaser, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any shares of Common Stock owned by Purchaser, in each case within the meaning of Section 16 of the Exchange Act, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequences of ownership of any shares of Common Stock owned by Purchaser, whether or not such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration or (iii) will not publicly announce any intention to effect any transaction specified in clause (i) or (ii). This restrictions set forth in this Section 7.4 shall not, however, apply to any transfer of the Shares by Purchaser to any of Purchaser’s Affiliates during the 180 day period beginning on the Closing Date.

7.5 Indemnification of Purchaser. The Company will indemnify and hold Purchaser and any of Purchaser’s Affiliates to whom the Shares are transferred (collectively, “Purchaser Indemnitees”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Indemnitee may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any claim or action instituted against any Purchaser Indemnitee in any capacity, or any of its Affiliates, by any stockholder of the Company, with respect to any of the transactions contemplated by the Transaction Documents. If any claim is made or any action is brought against any Purchaser Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to Purchaser Indemnitee. Purchaser shall have the right to employ separate counsel in any such claim or action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Indemnitee except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of the Company’s counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of such separate counsel. The Company will not be liable to any Purchaser Indemnitee under this Agreement to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of Purchaser against the Company or others and any liabilities the Company may be subject to pursuant to law or equity.

7.6 Taking Necessary Action. Each of the parties hereto agrees to use its commercially reasonable efforts to promptly take or cause to be taken all action and to promptly do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the requesting party.

7.7 Securities Laws; Legends. Purchaser acknowledges and agrees that, as of the date hereof, the Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act or in accordance with the Registration Rights Agreement. Furthermore, any initial certificates or book entries for the Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS OR (II) IN ACCORDANCE WITH THE REGISTRATION RIGHTS AGREEMENT.

ARTICLE VIII

MISCELLANEOUS

8.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of such party’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to Purchaser.

8.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pittsburgh, PA time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Pittsburgh, PA time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto or at such other address as parties may designate by written notice to the other parties in the manner provided in this Section 8.3.

8.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

8.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Pittsburgh, Pennsylvania. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Pittsburgh, Pennsylvania, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.9 Survival. The representations and warranties contained herein shall survive the closing and the delivery of the Shares for a period of 180 days following the Closing Date. The covenants contained herein shall survive the Closing indefinitely unless a specific covenant expires under its terms at an earlier time.

8.10 Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement or any instrument is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and the Company will be entitled to specific performance pursuant to the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.13 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

8.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

[Signature Page Follows]

[Securities Purchase Agreement — Mastech Digital, Inc. Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer

Address for Notices:

Mastech Digital, Inc.

1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA

Attention: Vivek Gupta and Jack Cronin

Telephone: (412) 787-2100

Facsimile:

Email: Vivek.Gupta@mastechdigital.com and John.Cronin@mastechdigital.com

With a copy to:

Blank Rome LLP

501 Grant Street, Suite 850

Pittsburgh, PA 15219

Attention: James J. Barnes, Esq.

Telephone: 412-932-2731

Facsimile: 412-592-0921

Email: JBarnes@BlankRome.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

PURCHASER SIGNATURE PAGE FOLLOWS]

[Securities Purchase Agreement — Ashok K. Trivedi Revocable Trust Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

ASHOK K. TRIVEDI REVOCABLE TRUST

By:	/s/ Ashok K. Trivedi

Name:	Ashok K. Trivedi
Title:	Trustee

Address for Notices:

Wadhwani Family Office

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, PA 15108

Attention: J.M. Ruscetti, CFA

Telephone: (412) 787-9590

Facsimile: N/A

Email: jruscetti@wadhwani-fo.com

With a copy to:

McGuireWoods LLP

625 Liberty Ave., 23rd Floor

Pittsburgh, PA 15222

Attention: Hannah Thompson Frank, Esq.

Telephone: (412) 667-7936

Facsimile: (412) 402-4194

Email: hfrank@mcguirewoods.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SUBSCRIPTION FORM FOR PURCHASER INFORMATION FOLLOWS]

Mastech Digital, Inc.

SUBSCRIPTION FORM

PURCHASER INFORMATION:

Name: Ashok K. Trivedi Revocable Trust
Number of Shares to be purchased

Per Share Purchase Price	$

Subscription Amount		$3,000,000

Exact name in which Shares are to be registered (You may use a nominee name if appropriate)

Relationship between the purchaser and the registered holder listed

Mailing address of the registered holder

Social Security Number or Tax Identification Number of the registered holder

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Shares

Account Number at DTC Participant being credited with the Shares

Exhibit A

Form of Registration Rights Agreement

(attached)

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) dated as of July     , 2017, is entered into and made by and between Mastech Digital, Inc. a Pennsylvania corporation (the “Company”), and the persons set forth on the signature pages hereto (the “Holders”).

WHEREAS, the Company and each Holder have entered into a Securities Purchase Agreement dated as of July 7, 2017 (together, the “Purchase Agreements”), pursuant to which the Company shall issue to the Holders, and the Holders shall purchase from the Company, a total of 857,144 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to the terms of, and in partial consideration for, the Holders’ agreements to enter into the Purchase Agreements, the Company has agreed to provide the Holders with certain registration rights with respect to the Registrable Securities (as defined below) as set forth herein;

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows.

ARTICLE I

CERTAIN DEFINED TERMS

1.1 Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means a Person that (i) is a party to this Agreement (or a permitted transferee thereof under Section 2.13 hereof) and (ii) owns Registrable Securities.

“Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

“Registrable Securities” means the Common Stock acquired by the Holders pursuant to the Purchase Agreement; provided, however, that shares of such Common Stock shall cease to be Registrable Securities (A) upon the sale thereof pursuant to an effective registration statement, (B) upon the sale thereof pursuant to Rule 144 (or any successor rule under the Securities Act), (C) when such securities cease to be outstanding, (D) when all such securities become eligible for immediate sale under Rule 144 (or any successor rule under the Securities Act), without any time or volume limitations under such Rule or (E) when such securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to the terms of this Agreement.

“Registration Expenses” mean all expenses (other than underwriting discounts, fees and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred by the Company in connection with the listing of the Registrable Securities on any securities exchange and (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether any Registration Statement filed in connection with such registration is declared effective. “Registration Expenses” shall not include any Selling Expenses.

“Registration Statement” means any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as Rule 144.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Holders, all travel and other expenses associated with any “road show” or other selling efforts incurred by the Holder(s) in connection with any Demand Request, fees and disbursements of counsel to any Holder(s) and the expenses of any liability insurance obtained by any Holder(s).

“WKSI” means a well-known seasoned issuer as defined in Rule 405 under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

2.1 Demand Registration

(a) Request by Holders. One or both of Holders may request that the Company register the Registrable Securities. Upon receipt of a written request from a Holder (the “Requesting Holder”) that the Company register the Registrable Securities held by the Requesting Holder (a “Demand Request”), then the Company shall, within fifteen (15) days after receipt of such Demand Request, give written notice of such request (a “Request Notice”) to the other Holder, provided, however, that if both Holders jointly request that the Company register their Registrable Securities, then the Company shall have no obligation to deliver any such Request Notice. Each Demand Request shall (x) specify the number of Registrable Securities that the Requesting Holders intend to sell or dispose of, (y) state the intended method of methods of sale or disposition of the Registrable Securities and (z) specify the expected price range (net of underwriting discounts and commissions) acceptable to the Requesting Holders to be received for such Registrable Securities. Following receipt of a Demand Request, the Company shall, subject to the limitations and conditions of Section 2.1(c) and Section 2.5:

(i) use commercially reasonable efforts to cause to be filed, as soon as practicable, but within forty-five (45) days of the date of delivery to the Company of the Demand Request, a Registration Statement covering such Registrable Securities which the Company has been so requested to register by the Requesting Holder(s) and, if applicable, the other Holder who requests to the Company that his or its Registrable Securities be registered within ten (10) days of their receipt of the Request Notice, providing for the registration under the Securities Act of such Registrable Securities to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended method of distribution specified in such Demand Request; and

(ii) use commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter and no later than ninety (90) days after the filing of such Registration Statement.

(b) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected unless a Registration Statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration

Statement until (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement or (ii) such Registration Statement has been effective for ninety (90) days; provided that if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such period shall be extended for any period during which the Registration Statement was not in effect.

(c) Limitation on Demand Registrations. The Company shall only be obligated to effect three (3) Demand Requests pursuant to this Section 2; provided that the Company shall only be obligated to effect one (1) Demand Request pursuant to this Section 2 in the first twelve-month period beginning on the date of this Agreement. The Company shall not be obligated to file a Registration Statement pursuant to a Demand Request in the ninety (90) days immediately following the date of this Agreement.

(d) Cancellation of Registration. The Requesting Holders shall have the right to cancel a proposed registration of Registrable Securities pursuant to a Demand Request under this Section 2.1 at any time and for any reason prior to the effective date of the Registration Statement filed or to be filed in response to such Demand Request. Such cancellation of a registration shall not be counted as one of three (3) Demand Requests and, notwithstanding anything to the contrary in this Agreement, the Requesting Holder(s) exercising such right to cancel shall be responsible for all Registration Expenses incurred in connection with such proposed registration prior to the time of cancellation unless such request is either (i) the result of any act or omission by the Company that occurred after the date on which such Demand Request was made, and such act or omission would have a material adverse effect on the offering of the Registrable Securities, or (ii) the result of the Company declaring a Blackout Period (as defined in Section 2.5(a)). Upon receipt of notice of any such cancellation, the Company shall revise, abandon or withdraw such Registration Statement, as applicable.

2.2 Piggyback Registrations.

(a) Right to Include Registrable Securities. Each time that the Company proposes for any reason to register any of its equity interests under the Securities Act, either for its own account or otherwise, other than a rights offering or pursuant to a Registration Statement on Form S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to all of the Holders (which notice shall be given not less than fifteen (15) days prior to the expected filing date of the Company’s Registration Statement) and shall offer such Holders the right to request inclusion of any of such Holder’s Registrable Securities in the Proposed Registration (the “Piggyback Notice”). Subject to Section 2.6, no registration pursuant to this Section 2.2 shall relieve the Company of its obligation to register Registrable Securities pursuant to a Demand Request, as contemplated by Section 2.1 hereof. The rights to piggyback registration may be exercised on an unlimited number of occasions.

(b) Piggyback Procedure. Each Holder shall have ten (10) days from the date of receipt of the Piggyback Notice to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell and such Holder’s intended method of disposition. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within two (2) business days prior to the date the Registration Statement is to become effective. Subject to Section 2.5(c) below, the Company shall use commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other securities originally proposed to be registered.

(c) Underwritten Offering. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 2.2 shall specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the securities, if any, otherwise being sold through underwriters under such registration. The Holders whose Registrable Securities are to be included in such Proposed Registration shall (together with the Company and any other Company stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form for secondary public offerings with the managing underwriter or underwriters selected for underwriting by the Company.

2.3 Shelf Registration.

(a) Inclusion in Shelf Registration Statement. At any time that the Company is eligible to file a Registration Statement in accordance with Rule 415(a)(1)(i) under the Securities Act or any similar rule that may be adopted by the SEC on Form S-1, Form S-3 or any other available form (a “Shelf Registration Statement”), any one or more of the Holders shall have the right to request in writing (which request shall specify the Registrable Securities intended to be registered, the transaction to be registered and, to the extent applicable, the intended methods of disposition thereof) that the Company register any or all of such Holders’ Registrable Securities by filing with the SEC a Shelf Registration Statement, including if the Company is at any time a WKSI, an automatic shelf registration statement, covering such Registrable Securities (a “Shelf Request”). Within ten (10) days of the Company’s receipt of a Shelf Request, the Company shall give written notice to each Holder informing such Holder of the Company’s intent to file such Shelf Registration Statement and of such Holder’s right to request the registration of the Registrable Securities held by such Holder. The Company shall, subject to the provisions of this Section 2.3(a), include in such registration all Registrable Securities of each Holder with respect to which the Company receives a written request for inclusion therein together with all other documents reasonably requested by the Company and necessary to enable it to include such Holder as a selling security holder within ten (10) business days after the notice contemplated by the immediately preceding sentence is given to the Holders. A Shelf Request shall count as a Demand Request in all respects (including, without limitation, with respect to the requirements of Section 2.1(a)(i) and (ii) and the limitations set forth in Section 2.1(c)).

(b) Takedown. The Holders may at any time and from time to time request in writing (a “Shelf Takedown Notice”) (which request shall specify the Registrable Securities intended to be disposed of by Holders and the intended method of distribution thereof) to sell pursuant to a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) Registrable Securities of such Holders available for sale pursuant to an effective Shelf Registration Statement. The Company shall use commercially reasonable efforts to, not later than the tenth (10th) business day after its receipt of the Shelf Takedown Notice, cause to be filed with the SEC the Shelf Takedown Prospectus Supplement, unless such sale involves an underwritten offering, which is the subject of Section 2.3(c) below. A request for a Shelf Takedown Prospectus Supplement may be withdrawn by the initiating Holder prior to the filing thereof pursuant to Section 2.1(d) hereof. A Shelf Takedown Notice shall not count as a Demand Request.

(c) Underwritten Shelf Offering. If a sale of Registrable Securities pursuant to this Section 2.3 involves an underwritten offering and the applicable securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, then, within five (5) business days of the Company’s receipt of a Shelf Takedown Notice pursuant to Section 2.3(b), the Company shall give written notice to each Holder who has elected to be included in the Shelf Registration Statement informing such Holder of the Company’s intent to file such Shelf Takedown Prospectus Supplement with the SEC and of such Holder’s right to request the addition of such Holder’s Registrable Securities to such Shelf Takedown Prospectus Supplement. The Company shall, subject to the provisions of Section 2.7(b) and this Section 2.3(c), include in such Shelf Takedown Prospectus Supplement all Registrable Securities of each such Holder with respect to which the Company receives a written request for inclusion therein within five (5) business days after the notice contemplated by the immediately preceding sentence is given to the Holders.

2.4 Selection of Underwriters. In the event that the Company is required to file a Registration Statement covering any Registrable Securities and the proposed public offering is to be an underwritten public offering, the managing underwriter shall be one or more reputable nationally recognized investment banks selected by the Participating Holders holding a majority of the Registrable Securities to be sold in such offering and reasonably acceptable to the Company, which consent shall not be unreasonably withheld, delayed or conditioned; provided that the managing underwriter for any registration initiated by the Company for its own account shall be a reputable national recognized investment bank selected by the Company in its sole discretion.

2.5 Suspension of Effectiveness; Company-Initiated Registrations.

(a) Notwithstanding the foregoing obligations in this Section 2, with respect to any Registration Statement or Shelf Registration Statement, whether filed or to be filed pursuant to this Agreement, if the Company shall reasonably determine that maintaining the effectiveness of such Registration Statement or Shelf Registration Statement, or filing an amendment or supplement thereto (or, if no Registration Statement or Shelf Registration Statement has yet been filed, filing such a Registration Statement or Shelf Registration Statement) would (i) materially interfere with a significant acquisition, corporate reorganization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act (a “Disadvantageous Condition”), the Company may notify the Holders whose offers and sales of Registrable Securities are covered (or to be covered) by such Registration

Statement or Shelf Registration Statement (a “Blackout Notice”) that such Registration Statement or Shelf Registration Statement is unavailable for use (or will not be filed as requested). The period during which any such Registration Statement or Shelf Registration Statement may be made unavailable for use by the Holders shall be for the shortest period reasonably practicable, and in any event for not more than sixty (60) consecutive calendar days (a “Blackout Period”). Upon the receipt of any such Blackout Notice, the Holders shall forthwith discontinue use of the prospectus contained in any effective Registration Statement or Shelf Registration Statement during the Blackout Period; provided, that, if at the time of receipt of such Blackout Notice any Holder shall have sold its Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the Disadvantageous Condition is not of a nature that would require a post-effective amendment to the Registration Statement or Shelf Registration Statement, then the Company shall use commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities laws on the timely delivery of such Registrable Securities. When any Disadvantageous Condition as to which a Blackout Notice has been previously delivered shall cease to exist, the Company shall as promptly as reasonably practicable notify the Holders and take such actions in respect of such Registration Statement or Shelf Registration Statement as are otherwise required by this Agreement. The effectiveness period for any registration requested pursuant to this Section 2 for which the Company has given notice of a Blackout Period shall be increased by the length of time of such Blackout Period. If the Company declares a Blackout Period with respect to a Demand Request for a Registration Statement that has not yet been declared effective, the Holders may by notice to the Company withdraw the related Demand Registration request without such Demand Request counting against the number of Demand Requests permitted to be made under Section 2.1(c).

(b) The Company shall not be obligated to effect, or to take any action to effect, any registration of Registrable Securities pursuant to Section 2.1 or Section 2.3 during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration statement to register any of its equity interests under the Securities Act, provided that the Company is (A) actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and (B) in compliance with the requirements of Section 2.2, including providing the Holders with a Piggyback Notice.

2.6 Duplicate Registrations. The Company shall not be required to effect a registration under this Agreement if the Registrable Securities that are the subject of such request are at the time of such request included in an effective registration statement of the Company permitting the resale of such Registrable Securities in the manner contemplated by the Requesting Holder.

2.7 Priority for Registration.

(a) General. Notwithstanding any other provision of this Agreement and subject to Section 2.7(b), Section 2.7(c) and Section 2.7(d) below, if the managing underwriter of an underwritten public offering determines in good faith and advises the Participating Holders and the Company in writing that the inclusion of all Registrable Securities proposed to be included by the Company and any other Holders in the underwritten public offering would materially and adversely interfere with the successful marketing of the securities to be included in such offering at the desired offering price, timing or distribution method, then the Company will be obligated to include in such Registration Statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder’s requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Holders who have requested that their Registrable Securities be included in such Registration Statement.

(b) Demand or Shelf Takedown. It is acknowledged by the parties hereto that pursuant to Section 2.7(a) above, the securities to be included in a registration requested by the Requesting Holders pursuant to Section 2.1 or in a Shelf Takedown Prospectus Supplement pursuant to Section 2.3 shall be allocated: (i) first, to the Requesting Holders or Holders who have provided a Shelf Takedown Notice; (ii) second, to any other Holders (other than those in clause (i)); (iii) third, to the Company; and (iv) fourth, to any other holders of equity interests of the Company requesting registration of securities of the Company; provided that in the case of a demand by any Holder(s) with respect to which one or more other Holders has exercised its piggyback rights pursuant to Section 2.2 hereof, any such Holder may convert its piggyback election to a Demand Request, such that such Holder will be included in subclause (i) above in the event of any cutback pursuant to this Section 2.7.

(c) Piggyback. It is acknowledged by the parties hereto that pursuant to Section 2.7(a) above, the securities to be included in a registration initiated by the Company, including with respect to a Shelf Takedown Prospectus Supplement, shall be allocated: (i) first, to the Company; (ii) second, to the Holders; and (iii) third, to any others requesting registration of securities of the Company.

(d) Other registrations. It is acknowledged by the parties hereto that pursuant to Section 2.7(a) above, the securities to be included in a registration initiated by holders of equity securities other than the Company or the Holders shall be allocated: (i) first, to such initiating holders; (ii) second, to the Holders; and (iii) third, to the Company.

2.8 Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities is required pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC (in any event not later than forty-five (45) days after receipt of a Demand Request or a Shelf Request, as applicable, to file a Registration Statement with respect to Registrable Securities), a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof for a Demand Request and on Form S-1, Form S-3 or any other available form for a Shelf Request (except that the Registration

Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use commercially reasonable efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof (and within ninety (90) days of such filing) and remain effective for a period of not less than ninety (90) days (or such shorter period in which all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement); provided, however, that, in the case of any Shelf Registration Statement, such ninety (90) day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;

(ii) Participation in Preparation. Provide any Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (each, an “Inspector” and, collectively, the “Inspectors”), the opportunity to participate in the preparation of (including, but not limited to, reviewing and commenting on) such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

(iii) Due Diligence. For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection by the Inspectors upon reasonable notice at reasonable times and for reasonable periods such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the Company’s counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that, if any such information is identified by the Company as being confidential or proprietary, each Inspector receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information and shall sign customary confidentiality agreements reasonably requested by the Company prior to the receipt of such information and, provided further, that, in no event shall the Company be required to make available any information that the Company determines in good faith to be competitively sensitive, confidential or privileged;

(iv) General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement, (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto and (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;

(v) 10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall as promptly as reasonably practicable prepare a supplement or amendment to such prospectus and file it with the SEC so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vi) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and the Company agrees to use commercially reasonable efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction as early as reasonably practicable;

(vii) Amendments and Supplements; Acceleration. Prepare and file with the SEC such amendments, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented;

(viii) Copies. Furnish as promptly as practicable (and as far in advance as reasonably practicable prior to filing) to each Participating Holder and Inspector prior to filing a Registration Statement or any supplement or amendment thereto, copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;

(ix) Blue Sky. Use commercially reasonable efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may reasonably request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject or conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction;

(x) Other Approvals. Use commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

(xi) Agreements. Enter into customary agreements (including any underwriting agreements in customary form, including any lock-up provisions therein), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

(xii) “Cold Comfort” Letter. Obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter may reasonably request, and reasonably satisfactory to the Participating Holders;

(xiii) Legal Opinion. Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to the Participating Holders;

(xiv) SEC Compliance; Earnings Statement. Use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its shareholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of any Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xv) Certificates; Closing. Provide officers’ certificates and other customary closing documents;

(xvi) FINRA. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA, including the retention of a “Qualified Independent Underwriter” (as defined in FINRA Rule 5121(f)(12)) and the use of commercially reasonable efforts to obtain FINRA’s pre-clearing or pre-approval of the applicable registration statement and applicable prospectus upon filing with the SEC;

(xvii) Road Show. Cause appropriate officers as are reasonably requested by a managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering;

(xviii) Listing. Use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange, including the NYSE MKT, on which similar securities issued by the Company are then listed;

(xix) Transfer Agent, Registrar and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;

(xx) Commercially Reasonable Efforts. Use commercially reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Holder Information. The Company may require each Participating Holder as to which any registration of such Holder’s Registrable Securities is being effected to furnish to the Company such information regarding such Participating Holder and such Participating Holder’s method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. If a Participating Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude such Participating Holder’s Registrable Securities from the Registration Statement if the Company determines, upon the advice of its counsel, that such information must be included in the Registration Statement and such Participating Holder continues thereafter to withhold such information. The exclusion of a Participating Holder’s Registrable Securities shall not affect the registration of the other Registrable Securities to be included in the Registration Statement.

(c) Notice to Discontinue. Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 2.8(a)(v), such Participating Holder shall forthwith discontinue the disposition of Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.8(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 2.8(a)(v), such Participating Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.8(a)(v) to and including the date when the Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 2.8(a)(v).

2.9 Registration Expenses. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities so registered.

2.10 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of their directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively, “Holder Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel, any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed, and any costs incurred in enforcing the Company’s indemnification obligations hereunder) or other liabilities (collectively, “Losses”) to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement or Shelf Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company will promptly reimburse each such Holder Indemnified Party for any legal expenses and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a “Claim”); provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder Indemnified Party in writing specifically for use in any Registration Statement, preliminary prospectus, prospectus, free writing prospectus or prospectus supplement, as applicable. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Registrable Securities by such Holder Indemnified Parties.

(b) Indemnification by Holders. In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holder Indemnified Parties as set forth in Section 2.10(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that the liability of any Holder under this Section 2.10(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Holder.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In the case of clauses (ii) and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

(d) Contribution. If the indemnification provided for in this Section 2.10 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 2.10(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in clauses (a), (b) and (c) of this Section 2.10, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

2.11 Rule 144; Other Exemptions. With a view to making available to the Holders the benefits of Rule 144 and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that it shall use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act), at all times from and after the date hereof, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (if available with respect to resales of the Registrable Securities). Upon the written request of a Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

2.12 Limitations on Subsequent Registration Rights. The Company represents and warrants that it has not granted registration rights on or prior to the date hereof (other than pursuant to this Agreement) and agrees that from and after the date hereof, it shall not, without the prior written consent of the Holders, which consent shall not be unreasonably withheld, enter into any agreement (or amendment or waiver of the provisions of any agreement) with any holder or prospective holder of any securities of the Company that would grant such holder registration rights that are more favorable or senior to those granted to the Holders hereunder, as reasonably determined by the Company. The Company agrees that any holder or prospective holder granted registration rights in any such agreement shall be required to be subject to reasonable lock-up provisions if requested by the Company or underwriters.

2.13 Transfer of Registration Rights. The rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to (i) any Affiliate of a Holder, (ii) any subsidiary, parent, partner, retired partner, limited partner, shareholder or member of a Holder, or (iii) any family member or trust for the benefit of any Holder. Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

2.14 Lock-Up Agreement. Each Holder agrees that in connection with any registered offering of the Common Stock or other equity securities of the Company, and upon the request of the managing underwriter in such offering, such Holder shall not, without the prior written consent of such managing underwriter, during the ten (10) days prior to the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed ninety (90) days), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 2.14 shall not apply to sales of Registrable Securities to be included in an offering made pursuant to Section 2. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

ARTICLE III

GENERAL PROVISIONS

3.1 Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

3.2 Assignment; Binding Effect. Except as otherwise provided in Section 2.13, no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

3.3 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the address listed for each party on the signature pages to the Purchase Agreement (or to such other address as any party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

3.4 Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction, injunctions or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in Pittsburgh, Pennsylvania having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

3.5 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any state or federal court sitting in Pittsburgh, Pennsylvania, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 3.5 shall be deemed effective service of process on such party.

(b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 3.5(b).

3.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law principles.

3.7 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

3.8 Amendments. This Agreement may not be amended or modified without the written consent of the Holders and the Company.

3.9 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

3.10 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

3.11 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a “pdf” or facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

3.12 Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant. Time is of the essence in the performance of this Agreement.

3.13 Attorneys’ Fees. If any dispute among any parties arises in connection with this Agreement, the prevailing party in the resolution of such dispute in any action or proceeding will be entitled to an order awarding full recovery of reasonable attorneys’ fees and expenses, costs and expenses (including experts’ fees and expenses and the costs of enforcing this Section 3.13) incurred in connection therewith, including court costs, from the non-prevailing party.

3.14 Adjustments for Stock or Unit Splits, Etc. Wherever in this Agreement there is a reference to a specific number of units of the Company’s capital stock of any class or series, then, upon the occurrence of any subdivision, combination or stock or unit dividend of such class or series of stock or unit, the specific number of units so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock or unit dividend on the outstanding units of such class or series of stock or units.

[SIGNATURE PAGES FOLLOW]

IN WITNESS HEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

MASTECH DIGITAL, INC.

By:
Name:	John J. Cronin
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement – Mastech Digital, Inc.]

ASHOK K. TRIVEDI REVOCABLE TRUST

By:

Name:	Ashok K. Trivedi
Title:	Trustee

[Signature Page to Registration Rights Agreement – Ashok K. Trivedi Revocable Trust]

THE REVOCABLE DECLARATION OF TRUST OF SUNIL WADHWANI

By:

Name:	Sunil Wadhwani
Title:	Trustee

[Signature Page to Registration Rights Agreement — The Revocable Declaration of Trust of Sunil Wadhwani]